                                                                   EXHIBIT 10.1
                                                                 Execution Copy


================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT


                          DATED AS OF DECEMBER 15, 2000

                         AS AMENDED AND RESTATED THROUGH
                                  MARCH 6, 2003


                                      AMONG


                        VALERO LOGISTICS OPERATIONS, L.P.


                            THE LENDERS PARTY HERETO


                                       AND


                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT


                              ROYAL BANK OF CANADA,
                              AS SYNDICATION AGENT


                  SUNTRUST BANK AND MIZUHO CORPORATE BANK LTD.,
                           AS CO-DOCUMENTATION AGENTS


                          J.P. MORGAN SECURITIES INC.,
                                   AS ARRANGER


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   Definitions

SECTION 1.01. Defined Terms ..................................................1
SECTION 1.02. Classification of Loans and Borrowings ........................18
SECTION 1.03. Terms Generally ...............................................18
SECTION 1.04. Accounting Terms; GAAP ........................................18

                                   ARTICLE II
                                   The Credits

SECTION 2.01. Commitments ...................................................18
SECTION 2.02. Loans and Borrowings ..........................................19
SECTION 2.03. Requests for Borrowings .......................................20
SECTION 2.04. Letters of Credit .............................................21
SECTION 2.05. Funding of Borrowings .........................................24
SECTION 2.06. Interest Elections ............................................25
SECTION 2.07. Termination and Reduction of Commitments ......................26
SECTION 2.08. Repayment of Loans; Evidence of Debt ..........................27
SECTION 2.09. Prepayment of Loans ...........................................27
SECTION 2.10. Fees ..........................................................28
SECTION 2.11. Interest ......................................................29
SECTION 2.12. Alternate Rate of Interest ....................................30
SECTION 2.13. Increased Costs ...............................................30
SECTION 2.14. Break Funding Payments ........................................31
SECTION 2.15. Taxes .........................................................32
SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs ...32
SECTION 2.17. Mitigation Obligations; Replacement of Lenders ................34
SECTION 2.18. Procedures Regarding Increases to the Commitments .............35

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.01. Organization; Powers ..........................................37
SECTION 3.02. Authorization; Enforceability .................................37
SECTION 3.03. Governmental Approvals; No Conflicts ..........................37
SECTION 3.04. Financial Condition; No Material Adverse Change ...............38
SECTION 3.05. Properties ....................................................38
SECTION 3.06. Litigation and Environmental Matters ..........................38
SECTION 3.07. Compliance with Laws and Agreements ...........................39
SECTION 3.08. Investment and Holding Company Status .........................39
SECTION 3.09. Taxes .........................................................39
SECTION 3.10. ERISA .........................................................39
SECTION 3.11. Disclosure ....................................................39
SECTION 3.12. Investments and Guarantees ....................................39

SECTION 3.13. Subsidiaries ..................................................40
SECTION 3.14. Casualties; Taking of Property ................................40

                                   ARTICLE IV
                                   Conditions

SECTION 4.01. Conditions to Restatement .....................................40
SECTION 4.02. Each Credit Event .............................................41

                                    ARTICLE V
                              Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information ....................42
SECTION 5.02. Notices of Material Events ....................................44
SECTION 5.03. Existence; Conduct of Business ................................45
SECTION 5.04. Payment of Obligations ........................................45
SECTION 5.05. Maintenance of Properties; Insurance ..........................45
SECTION 5.06. Books and Records; Inspection Rights ..........................45
SECTION 5.07. Compliance with Laws ..........................................45
SECTION 5.08. Use of Proceeds and Letters of Credit .........................45
SECTION 5.09. Environmental Laws ............................................46
SECTION 5.10. Clean-Down ....................................................46
SECTION 5.11. Subsidiaries ..................................................46

                                   ARTICLE VI
                               Negative Covenants

SECTION 6.01. Indebtedness ..................................................47
SECTION 6.02. Liens .........................................................47
SECTION 6.03. Fundamental Changes ...........................................48
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions .....48
SECTION 6.05. Hedging Agreements ............................................49
SECTION 6.06. Restricted Payments ...........................................49
SECTION 6.07. Transactions with Affiliates ..................................49
SECTION 6.08. Restrictive Agreements ........................................49
SECTION 6.09. Limitation on Modifications of Other Agreements ...............50
SECTION 6.10. Creation of Subsidiaries ......................................50
SECTION 6.11. Financial Condition Covenants .................................50

                                   ARTICLE VII
                                Events of Default

                                  ARTICLE VIII
                            The Administrative Agent

                                   ARTICLE IX
                                  Miscellaneous

SECTION 9.01. Notices .......................................................55
SECTION 9.02. Waivers; Amendments ...........................................55
SECTION 9.03. Expenses; Indemnity; Damage Waiver ............................56

  SECTION 9.04. Successors and Assigns ......................................57
  SECTION 9.05. Survival ....................................................59
  SECTION 9.06. Counterparts; Integration; Effectiveness ....................60
  SECTION 9.07. Severability ................................................60
  SECTION 9.08. Right of Setoff .............................................60
  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ..60
  SECTION 9.10. WAIVER OF JURY TRIAL ........................................61
  SECTION 9.11. Headings ....................................................61
  SECTION 9.12. Confidentiality .............................................61
  SECTION 9.13. Interest Rate Limitation ....................................62
  SECTION 9.14. Limitation of Liability .....................................62


SCHEDULES:

Schedule 2.01 -  Commitments
Schedule 3.06 -  Disclosed Matters
Schedule 6.07 -  Affiliate Agreements
Schedule 6.08 -  Existing Restrictions


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C-1 - Form of MLP Guaranty Agreement
Exhibit C-2 - Form of Subsidiary Guaranty Agreement
Exhibit D-1 - Form of Initial Notice of Commitment Increase
Exhibit D-2 - Form of Notice of Confirmation of Commitment Increase

         CREDIT AGREEMENT dated as of December 15, 2000 as amended and restated through March 6, 2003, among VALERO LOGISTICS OPERATIONS, L.P., a Delaware limited partnership formerly known as Shamrock Logistics Operations, L.P., the LENDERS party hereto, JP MORGAN CHASE BANK, formerly known as The Chase Manhattan Bank, as Administrative Agent, ROYAL BANK OF CANADA, as Syndication Agent (the "Syndication Agent"), and SUNTRUST BANK and MIZUHO CORPORATE BANK LTD., as Co-Documentation Agents (the "Co-Documentation Agents").

         The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agreement" means this Credit Agreement, dated as of December 15, 2000, as amended and restated through March 6, 2003 among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, and the Co-Documentation Agents, as the same may be amended, waived or otherwise modified from time to time in accordance herewith.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and/or S&P, respectively, applicable on such date to the Index Debt:

      INDEX DEBT RATINGS:          ABR SPREAD      EURODOLLAR SPREAD    FACILITY FEE RATE
      -------------------          ----------      -----------------    -----------------

             Tier 1


Greater than or equal to BBB/Baa2      0.00%              0.950%              0.300%

             Tier 2


Equal to BBB-/Baa3                     0.00%              1.125%              0.375%

             Tier 3


Less than BBB-/Baa3                   0.250%              1.250%              0.500%


For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (after having established such a rating and other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Tier 3; (ii) if both Moody's and S&P have established a rating for the Index Debt and such ratings established or deemed to have been established by Moody's and S&P shall fall within different Tiers, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Tiers lower than the other, in which case the Applicable Rate shall be determined by reference to the Tier next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Original Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Valero Logistics Operations, L.P., a Delaware limited partnership, formerly known as Shamrock Logistics Operations, L.P.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" means any of the following events:

                  (a) (i) Valero shall cease, indirectly or directly, to own at least 51% of the issued and outstanding Equity Interests of, or shall cease to Control, the general partner(s) of the MLP, or (ii) 100% (and not less than 100%) of the issued and outstanding Equity Interest of the general partner(s) of the Borrower shall cease to be owned, directly or indirectly, or the Borrower shall cease to be Controlled, by Valero and/or the MLP;

                  (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding Valero and its Wholly-Owned Subsidiaries, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of twenty percent or more of the outstanding voting Units; or

                  (c) 100% (and not less than 100%) of the limited partnership interests of the Borrower shall cease to be owned in the aggregate, directly or indirectly, by the MLP and/or Valero.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the Restatement Agreement Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Agreement Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Agreement Date.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are General Revolving Loans or Working Capital Revolving Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, such Lender's General Revolving Commitment and Working Capital Revolving Sub-Commitment. As of the Restatement Effective Date, the aggregate amount of the Lenders' Commitments is $175,000,000. The Working Capital Revolving Sub-Commitments are a subset of the General Revolving Commitments and the maximum amount of the Commitments is equal to the maximum amount of the General Revolving Commitments.

         "Commitment Increase Effective Date" has the meaning assigned such term in Section 2.18.

         "Common Units" means the common units of limited partner interests in the MLP.

         "Consolidated Debt Coverage Ratio" means, for any day, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, as of the last day of the then most recent Rolling Period over (b) Consolidated EBITDA for such Rolling Period.

         "Consolidated EBITDA" means, without duplication, as to the Borrower and its Subsidiaries, on a consolidated basis for each Rolling Period, the amount equal to Consolidated Operating Income for such period plus (a) depreciation and amortization for such period, and (b) cash distributions received by the Borrower from Skelly-Belvieu Pipeline Company, and similar joint ventures, during such period; provided that Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to permitted acquisitions or Investments (other than Joint Venture Interests) or sales of property by the Borrower and its Subsidiaries.

         "Consolidated Interest Coverage Ratio" means, for any day, the ratio of
(i) Consolidated EBITDA for the then most recent Rolling Period to (ii) Consolidated Interest Expense for such Rolling Period.

         "Consolidated Interest Expense" means, for any Rolling Period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under any Hedging Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

         "Consolidated Operating Income" means, as to the Borrower and its Subsidiaries on a consolidated basis for each Rolling Period, the amount equal to gross income minus operating expenses, general and administrative expenses, depreciation and amortization, and taxes other than income taxes, in each case for such period.

         "Consolidated Tangible Net Worth" means, at any time, an amount equal to (a) the consolidated partners' equity of the Borrower and its Subsidiaries, plus (b) the aggregate amount of any non-cash write downs, on a consolidated basis, of the Borrower and its Subsidiaries during the term hereof, less (c) the sum of the amount of consolidated intangible assets of the Borrower and its Subsidiaries as of the date of determination plus the aggregate amount of any non-cash write ups, on a consolidated basis, of the Borrower and its Subsidiaries during the term hereof.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Environmental Approvals" means any Governmental Approvals required under applicable Environmental Laws.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interest" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any member interests in a limited liability company, and general or limited partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, options or other rights to purchase any of the foregoing. In addition, "Equity Interest" shall include, without limitation, with respect to the Borrower, the limited partner interests of the Borrower and the General Partner Interests and, with respect to the MLP, the Units and the general partner interest of the MLP.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief accounting and financial officer, treasurer or controller of the Borrower.

         "First Amendment" means that certain First Amendment to Credit Agreement, dated as of February 23, 2001, by and among the Borrower, the Lenders (as defined in the Original Agreement) party thereto, the Administrative Agent (as defined in the Original Agreement), Royal Bank of Canada, as syndication agent, and SunTrust Bank, as documentation agent.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "General Partner" means Valero GP, Inc., a Delaware corporation.

         "General Partner Interest" means all general partner interests in the Borrower.

         "General Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make General Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's General Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to
Section 2.18 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's General Revolving Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or the initial amount of each assignee Lender is set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its General Revolving Commitment, as applicable. The aggregate amount of the Lenders' General Revolving Commitments as of the Restatement Effective Date is $175,000,000.

         "General Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's General Revolving Loans and its LC Exposure at such time.

         "General Revolving Loan" has the meaning assigned to such term in
Section 2.01(b).

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantor" means each of the MLP and each Person that from time to time executes and delivers a Subsidiary Guaranty.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Increasing Lender" has the meaning assigned to such term in Section 2.18.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or by any other securities providing for the mandatory payment of money (including, without limitation, preferred stock subject to mandatory redemption or sinking fund provisions), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person or its Subsidiaries shall sell or transfer any material asset, and whereby such Person or any of its Subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof,
(l) all recourse and support obligations of such Person or any of its Subsidiaries with respect to the sale or discount of any of its accounts receivable, and (m) all obligations of such Person or any of its Subsidiaries with respect to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indenture" means the Indenture, dated as of July 15, 2002, between the Borrower, as Issuer, the MLP, as Guarantor, and The Bank of New York, as Trustee, relating to the issuance of senior debt securities, as amended, modified and supplemented from time to time in accordance herewith.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Information Memorandum" means the Confidential Information Memorandum dated December 2002 relating to the Borrower and the Transactions.

         "Initial Notice of Commitment Increase" has the meaning assigned to such term in Section 2.18.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six-months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of any Equity Interests in any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Indebtedness and receivables from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and any direct or indirect purchase or other acquisition by such Person of any assets (other than any acquisition of assets in the ordinary course of business).

         "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing

Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Joint Venture Interest" means an acquisition of or Investment in Equity Interests in another Person, held directly or indirectly by the Borrower, that will not be a Subsidiary after giving effect to such acquisition or Investment.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" means each General Revolving Loan or each Working Capital Revolving Loan.

         "Loan Documents" means this Agreement, the Subsidiary Guaranty, any notes issued pursuant to Section 2.08(e), any Letter of Credit, any Hedging Agreement executed in connection with the Loans, as each such agreement may be amended, supplemented or otherwise modified from time to time as permitted hereby, and any and all instruments, certificates, or other agreements delivered in connection with the foregoing.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

         "Material Agreements" means the Partnership Agreement (Borrower), the Transportation Agreement, the Omnibus Agreement, and the Indenture as each such agreement may be amended, supplemented or otherwise modified from time to time as permitted hereby.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means January 15, 2006.

         "MLP" means Valero, L.P., a Delaware limited partnership formerly known as Shamrock Logistics, L.P.

         "MLP Guaranty" means the Guarantee made by the MLP in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Moody's" means Moody's Investors Service, Inc. (or any successor rating organization).

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Borrowings made on such Commitment Increase Effective Date).

         "New Lender" has the meaning assigned to such term in Section 2.18.

         "Non-U.S. Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside of the United States of America.

         "Notice of Confirmation of Commitment Increase" has the meaning assigned to such term in Section 2.18.

         "Omnibus Agreement" means the Omnibus Agreement among Valero (as successor by merger to UDS), the General Partner, the MLP and the Borrower in the form previously provided to the Lenders, as amended, modified and supplemented from time to time in accordance herewith.

         "Original Agreement" means the Credit Agreement, dated as of December 15, 2000, by and among Shamrock Logistics Operations, L.P., the Lenders (as defined therein) party thereto, The Chase Manhattan Bank, as Administrative Agent, Royal Bank of Canada, as syndication agent, and SunTrust Bank, as documentation agent, as amended by the First Amendment and the Second Amendment.

         "Original Agreement Date" means December 15, 2000.

         "Original Effective Date" means the date on which the conditions specified in Section 4.01 of the Original Agreement were satisfied (or waived in accordance with Section 9.02).

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Partially Increasing Lender" has the meaning assigned to such term in
Section 2.18.

         "Partnership Agreement (Borrower)" means the Agreement of Limited Partnership of the Borrower among the General Partner and the MLP in the form previously provided to the Lenders, as amended, modified and supplemented from time to time in accordance herewith.

         "Partnership Agreement (MLP)" means the Amended and Restated Agreement of Limited Partnership of the MLP among its general partner and Todd Walker, as the organizational limited partner, together with any other Persons who become partners in such partnership, as amended, modified and supplemented from time to time in accordance herewith.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Reducing Lender" has the meaning assigned to such term in Section
2.18.

         "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to any such increase as a result of Borrowings made on such Commitment Increase Effective Date).

         "Refinery Assets" means the refineries and related assets of Valero or its Affiliates commonly referred to as the McKee, Three Rivers and Ardmore refineries.

         "Register" has the meaning set forth in Section 9.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

         "Restatement Agreement Date" means March 6, 2003.

         "Restatement Effective Date" means the date on which the conditions set forth in Section 4.01 are first satisfied or waived, which shall occur on or prior to March 6, 2003.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property, with the exception of a Unit split, combination, or dividend, in each case so long as the only consideration paid in connection therewith is an in-kind payment of additional Units) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property, with the exception of a Unit split, combination, or dividend, in each case so long as the only consideration paid in connection therewith is an in-kind payment of additional Units), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest of the Borrower or any option, warrant or other right to acquire any such Equity Interest of the Borrower.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Working Capital Revolving Loans and its General Revolving Credit Exposure at such time.

         "Rolling Period" means any period of four consecutive fiscal quarters.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. (or any successor rating organization).

         "Second Amendment" means that certain Second Amendment to Credit Agreement, dated as of May 21, 2002, by and among the Borrower, the Lenders (as defined in the Original Agreement), the Administrative Agent, Royal Bank of Canada, as syndication agent and SunTrust Bank, as documentation agent.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, in the case of the Base CD Rate, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Units" means the subordinated units of limited partner interests in the MLP.

         "Subsidiary Guaranty" means any guaranty executed and delivered pursuant to Section 5.11, as from time to time amended, modified, or supplemented.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower; provided that the Skelly-Belvieu Pipeline Company shall not be a Subsidiary.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Transactions" means the execution, delivery and performance by the Borrower of the Original Agreement, this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the execution, delivery and performance of the Subsidiary Guaranty (if any).

         "Transportation Agreement" means the Pipeline and Terminals Usage Agreement by and among UDS and certain of its Affiliates and the Borrower dated effective July 1, 2000.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UDS" means Ultramar Diamond Shamrock Corporation, a Delaware corporation.

         "Units" means the collective reference to the Common Units and the Subordinated Units.

         "Valero" means Valero Energy Corporation, a Delaware corporation.

         "Valero Asset Transaction" means a single aggregate transaction consummated on or before the 60th day after the Restatement Effective Date, whereby the Borrower will incur Loans and other Indebtedness some or all of the proceeds of which will be used to make Restricted Payments to the MLP, the MLP will raise cash through a public offering of Common Units, and the MLP will use the proceeds of such Restricted Payments and such offering to redeem certain Common Units and to enable the Borrower to have assets contributed to it by Valero or its Affiliates. The Valero Asset Transaction must meet the following criteria: (a) before and after such transaction, no Default shall have occurred or be continuing or would result therefrom, (b) the transaction shall be at prices and on terms and conditions no less favorable to the Borrower than could be obtained on an arms length basis from unrelated third parties, (c) the Loans incurred in connection with such transaction shall not exceed $100,000,000, (d) the fair market value of assets contributed to the Borrower or its Subsidiaries pursuant to such transaction must equal or exceed the amount of the Restricted Payments made by the Borrower in connection with such transaction, and (e) the public offering of Common Units pursuant to the transaction will be completed prior to or simultaneously with the redemption of Common Units pursuant to the transaction.

         "Wholly-Owned Subsidiary" means, in respect of any Person, any subsidiary of such Person, all of the Equity Interests of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital Revolving Sub-Commitment" means, with respect to each Lender, the commitment of such Lender to make Working Capital Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Working Capital Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to Section 2.18, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial aggregate amount of the Lenders' Working Capital Revolving Sub-Commitments is $40,000,000. The Working Capital Revolving Sub-Commitments are a subset of the General Revolving Commitments and the aggregate amount of the Commitments is equal to the aggregate amount of the total General Revolving Commitments. Each Lender's Working Capital Revolving Sub-Commitment shall be pro rata to its Applicable Percentage of the total Commitments.

         "Working Capital Revolving Loan" has the meaning assigned to such term in Section 2.01.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "General Revolving Loan") or by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g., a "General Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   The Credits

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make revolving credit loans (the "General Revolving Loans") to the

Borrower from time to time during the Availability Period, in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's General Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total General Revolving Commitments.

                  (b) Subject to the terms and conditions set forth herein, including, without limitation, Section 5.08, each Lender agrees to make revolving credit loans (the "Working Capital Revolving Loans") to the Borrower from time to time during the Availability Period, in an aggregate principal amount that will not result in (i) such Lender's Working Capital Revolving Loans exceeding such Lender's Working Capital Revolving Sub-Commitment, (ii) the sum of the total Working Capital Revolving Loans exceeding the total Working Capital Revolving Sub-Commitments, or (iii) the sum of the total Revolving Credit Exposure exceeding the total General Revolving Commitments.

                  (c) The Working Capital Revolving Sub-Commitment of each Lender constitutes a subset of such Lender's General Revolving Commitment such that the availability of (i) the General Revolving Commitment of such Lender shall be reduced by the outstanding principal amount of such Lender's Working Capital Revolving Loans as of the time of determination and (ii) the Working Capital Revolving Sub-Commitment of each Lender shall be reduced by the amount, if any, by which (A) the outstanding principal amount of such Lender's General Revolving Credit Exposure as of the time of determination exceeds (B) the amount equal to such Lender's General Revolving Commitment minus such Lender's Working Capital Revolving Sub-Commitment. The sum of the total Revolving Credit Exposures shall not exceed at any time the total General Revolving Commitments.

                  (d) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans during the Availability Period.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing comprised entirely of General Revolving Loans or Working Capital Revolving Loans as the Borrower may request in accordance herewith and made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such

Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to (i) with respect to Working Capital Revolving Borrowings, the entire unused and available balance of the Working Capital Revolving Sub-Commitments, (ii) with respect to General Revolving Borrowings, (A) the total General Revolving Commitments less total Revolving Credit Exposure, or (B) the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i) the aggregate amount of the requested Borrowing;

                           (ii) the date of such Borrowing, which shall be a
Business Day;

                           (iii) whether such Borrowing is to be comprised of
Working Capital Revolving Loans or General Revolving Loans;

                           (iv) whether such Borrowing is to be an ABR Borrowing
or a Eurodollar Borrowing;

                           (v) in the case of a Eurodollar Borrowing, the
initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (vi) the location and number of the Borrower's
account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no election as to the Class of Borrowing is specified, then the requested Borrowing shall be a General Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total General Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section
2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced

Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New

York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Borrowing to which such Interest Election
Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant
to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR
Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Borrowing is a Eurodollar
Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) any such reduction shall apply only to the General Revolving Commitments until such time that the amount of the General Revolving Commitments equals the amount of the Working Capital Revolving Sub-Commitments and, thereafter, shall reduce both the General Revolving Commitments and the Working Capital Revolving Sub-Commitments, and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after an increase in such Lender's Commitment pursuant to Section 2.18 or an increase or reduction in such Lender's Commitment pursuant to an assignment pursuant to
Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any break funding payments required by
Section 2.14.

         SECTION 2.10. Fees. (a) The Borrower agrees to pay the Administrative Agent for the account of each Lender a facility fee which shall accrue at the Applicable Rate on the daily amount of the Commitments of such Lender (whether used or unused) during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Original Agreement Date; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as that applicable to Eurodollar loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or the Issuing Bank or the
London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(d) or (e), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 2.18. Procedures Regarding Increases to the Commitments. (a) So long as no Default or Event of Default has occurred and is continuing, the Borrower may request from time to time, subject to the terms and conditions hereinafter set forth, that the aggregate amount of the Lenders' Commitments be increased. Any such request shall be made by written notice to the Administrative Agent; provided, however, that any such notice must be given no later than 60 days prior to the Maturity Date. Each such notice (a "Initial Notice of Commitment Increase") shall be in the form of Exhibit D-1 and specify therein:

                           (i) the proposed effective date of such increase,
which date (the requested "Commitment Increase Effective Date") shall be no earlier than forty-five days after receipt by the Administrative Agent of such notice; and

                           (ii) the amount of the requested increase; provided,
however, that (A) such increase must be at least $10,000,000, (B) after giving effect to such requested increase, the aggregate amount of the Lenders' Commitments shall not exceed $225,000,000, (C) such increase shall be applied in full to the General Revolving Commitments, and (D) the aggregate amount of the Working Capital Revolving Sub-Commitments, which are a subset of the General Revolving Commitments, shall not change (notwithstanding that the Working Capital Revolving Sub-Commitment of a given Lender may change pursuant to the last sentence of the definition of "Working Capital Revolving Sub-Commitment" herein).

The Administrative Agent shall deliver a copy of such Initial Notice of Commitment Increase to each Lender via facsimile transmission on or before the third Business Day next succeeding the date the Administrative Agent receives such Initial Notice of Commitment Increase. After receipt of the Initial Notice of Commitment Increase, each Lender shall determine, in its sole discretion, whether to participate, and to what extent, if any, in such Commitment increase and shall communicate such decision in writing to the Administrative Agent and the Borrower on or before the eleventh day prior to the proposed Commitment Increase Effective Date.

                  (b) On the tenth day prior to the proposed Commitment Increase Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall deliver to the Administrative Agent a written notice confirming the requested increase in the aggregate amount of the Lenders' Commitments. Each such notice (a "Notice of Confirmation of Commitment Increase") shall be in the form of Exhibit D-2 and specify therein:

                           (i) the proposed Commitment Increase Effective Date,
which date shall be no earlier than five Business Days after receipt by the Administrative Agent of such Notice of Confirmation of Commitment Increase;

                           (ii) the amount of the requested increase; provided,
however, that (A) such increase must be at least $10,000,000, (B) after giving effect to such requested increase, the aggregate amount of the Lenders' Commitments shall not exceed $225,000,000, (C) such increase shall be applied in full to the General Revolving Commitments, and (D) the aggregate amount of the Working Capital Revolving Sub-Commitments, which are a subset of the General Revolving Commitments, shall not change (notwithstanding that the Working Capital Revolving Sub-Commitment of a given Lender may change pursuant to the last sentence of the definition of "Working Capital Revolving Sub-Commitment" herein);

                           (iii) the identity of each of the then Lenders, if
any, which has agreed with the Borrower to increase its Commitment in an amount such that its Applicable Percentage after giving effect to such requested increase will be the same or greater than its Applicable Percentage prior to giving effect to such requested increase (each such Lender being an "Increasing Lender"), each of the other then Lenders, if any, which has agreed to increase its Commitment in an amount such that its Applicable Percentage after giving effect to such a requested increase will be less than its Applicable Percentage prior to giving effect to such requested increase (each such Lender being a "Partially Increasing Lender") and the identity of each financial institution not already a Lender, if any, which has agreed with the Borrower to become a Lender to effect such requested increase in the aggregate amount of the Lenders' Commitments (each such financial institution shall be reasonably acceptable to the Administrative Agent and each such financial institution being a "New Lender" and each of the other then Lenders, if any, which has not agreed to increase its Commitment being a "Reducing Lender"); and

                           (iv) the amount of the respective Commitments of the
then existing Lenders, such Increasing Lenders, such Partially Increasing Lenders, such Reducing Lenders and such New Lenders from and after the effective date of such increase.

                  (c) On or before each Commitment Increase Effective Date:

                           (i) the Borrower, each Increasing Lender, each
Partially Increasing Lender and each then New Lender shall execute and deliver to the Administrative Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the aggregate amount of the Lenders' Commitments to be effected on such Commitment Increase Effective Date; and

                           (ii) upon acceptance of such documentation by the
Administrative Agent, which acceptance shall not be unreasonably withheld, and so long as no Default or Event of Default has occurred and is continuing, (A) the Administrative Agent shall give prompt notice of such acceptance to each Lender, (B) it shall become effective, and each Increasing Lender's and Partially Increasing Lender's Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date and (C) the Administrative Agent shall record each New Lender's information in the Register.

                  (d) On each Commitment Increase Effective Date:

                           (i) each then New Lender and each then Increasing
Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lenders' New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to Section 2.01 on such Commitment Increase Effective Date; and

                           (ii) the Administrative Agent shall, by wire transfer
of immediately available funds, pay to each then Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.09, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Lender.

The Administrative Agent shall record each then New Lender's, each then Increasing Lender's and each then Partially Increasing Lender's information in the Register. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing Lender and each Partially Increasing Lender shall be deemed to have sold and transferred as provided in Section 2.04(d) to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's and such Partially Increasing Lender's interest and participation in all then outstanding Letters of Credit, to the extent necessary so that such undivided interests and participations of all Lenders (including each New Lender) shall accord with their respective Applicable Percentages after giving effect to the increase in the aggregate amount of the Lenders' Commitments on such Commitment Increase Effective Date.

                                   ARTICLE III
                         Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, stockholder, member or limited partner action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, partners equity and cash flows (i) as of and for the fiscal year ended December 31, 2001, reported on by independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2002, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since December 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except Permitted Encumbrances and Liens otherwise permitted or contemplated by this Agreement.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, or has made all required federal filings (and has not been notified of any contest) with respect to, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the Restatement Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. Each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. Investments and Guarantees. As of the Restatement Effective Date, neither the Borrower nor any Subsidiary has any Investments or has outstanding any Guarantees, except as permitted by this Agreement or reflected in the financial statements described in Section 3.04(a).

         SECTION 3.13. Subsidiaries. As of the Restatement Effective Date, the Borrower has no Subsidiaries.

         SECTION 3.14. Casualties; Taking of Property. Neither the business nor the assets of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of any assets or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                                   ARTICLE IV
                                   Conditions

         SECTION 4.01. Conditions to Restatement. The closing and effectiveness of this Agreement is subject to the satisfaction, immediately prior to or concurrently with such closing on the Restatement Effective Date, of the following conditions precedent:

                  (a) The Administrative Agent (or its counsel) shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, by the Required Lenders under the Original Agreement, by each Lender with a greater Commitment under this Agreement than under the Original Agreement, and by each Lender on the Restatement Effective Date not a party to the Original Agreement, and (ii) the MLP Guaranty, executed and delivered by a duly authorized officer of the MLP and satisfactory in form and substance to the Administrative Agent.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of (i) Andrews & Kurth L.L.P., counsel for the Borrower and the MLP and (ii) Bradley C. Barron, in-house counsel of Valero, collectively providing the opinions set forth in Exhibit B, and each such opinion covering such other matters relating to the Borrower, the General Partner, the MLP, this Agreement or the Transactions as the Lenders shall reasonably request. The Borrower hereby requests each such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the General Partner, the MLP, the authorization of the Transactions, and any other legal matters relating to the Borrower, the General Partner, the MLP, the Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received (i) counterpart originals of the Partnership Agreement (MLP) substantially in the form filed as Exhibit 3.4 to the MLP's annual report on Form 10-K for the fiscal year ended December 31, 2001, as amended by the First Amendment (filed as Exhibit 3.5 to the 10-K) and the Reorganization Agreement, dated as of May 30, 2002, filed as Exhibit 99.1 to the MLP's current report on Form 8-K on June 6, 2002, the Omnibus Agreement, the Transportation Agreement, the Indenture and the Partnership Agreement (Borrower) in form and substance acceptable to the Lenders, in each case duly executed by each of the parties thereto and (ii) evidence satisfactory to the Lenders that the Partnership Agreement (Borrower), the Omnibus Agreement, the Transportation Agreement, the Indenture and the Partnership Agreement (MLP) are in full force and effect and have not been amended or modified except to the extent such amendments or modifications have been delivered to the Administrative Agent, which evidence may be in the form of a certificate of the President or a Vice President (or equivalent officer) of the Borrower.

                  (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date (including all fees due and payable on or prior to such time pursuant to Section
2.10 of the Original Agreement), including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (g) The Administrative Agent shall have received satisfactory evidence regarding the scope and materiality of any environmental risks affecting the properties of the Borrower and its subsidiaries.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 6, 2003.

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                  (c) The Administrative Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Administrative

Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be a party.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section 4.02.



                                    ARTICLE V
                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 105 days after the end of each fiscal year of the
MLP:

                  (i) the audited consolidated balance sheet and related statements of income, partners equity and cash flows of the MLP as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the MLP and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (ii) the consolidating balance sheet and related statements of income, partners equity and cash flows of the MLP as of the end of and for such year, setting forth in each case in comparative form the figures from the previous fiscal year, all certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, subject to the absence of footnotes; and

                  (iii) the consolidated balance sheet and related statements of income, partners equity and cash flows of the Borrower as of the end of and for such year, setting forth in each case in comparative form the figures from the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes.

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, partners equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly and in any event within ten (10) Business Days after the existence of any of the following conditions, a certificate of the President or a Vice President (or equivalent officer) of the Borrower, or of the officer of the Borrower primarily responsible for monitoring compliance by the Borrower and its Subsidiaries with Environmental Laws, specifying in detail the nature of such condition and the Borrower's proposed response thereto, in each case if the occurrence of such event could reasonably be expected to have a Material Adverse Effect:

                           (i) the receipt by the Borrower or the General
Partner of any communication (written or oral), whether from a Governmental Authority or other Person that alleges that the Borrower or any Subsidiary is not in compliance with applicable Environmental Laws or Environmental Approvals,

                           (ii) the President or a Vice President (or equivalent
officer) of the Borrower, or the officer of the Borrower primarily responsible for monitoring compliance by the Borrower and its Subsidiaries with Environmental Laws, shall obtain actual knowledge that there exists any Environmental Liability pending or threatened against the Borrower or any Subsidiary, or

                           (iii) any release, emission, discharge or disposal of
any Hazardous Materials that could reasonably be expected to form the basis of any Environmental Liability with respect to the Borrower or any Subsidiary.

The Borrower will also maintain and make available for inspection by the Administrative Agent and the Lenders and their agents and employees accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Borrower, any Subsidiary or, to its knowledge and to the extent obtained by the Borrower and the General Partner, by any Governmental Authority or other Person in respect to Hazardous Materials on or affecting the properties of Borrower and its Subsidiaries.

                  (e) Prior to the end of each fiscal year, a copy of the projections of the operating budget and cash flows for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Financial Officer to the effect that the projections have been prepared on the basis of sound financial planning practice and that such Financial Officer has no reason to believe that such projections are incorrect or misleading in any material respect; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multi-Employer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable ERISA Affiliate is required or proposes to take.

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

                  (e) any material amendment to the Partnership Agreement (MLP), the Partnership Agreement (Borrower) or any Material Agreement, together with a certified copy of such amendment.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or President or any Vice President (or equivalent officer) of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and the terms and provisions of the Material Agreements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Working Capital Revolving Loans will be used to finance the working capital requirements of the

Borrower and its Subsidiaries, or to pay, in whole or in part, Restricted Payments permitted pursuant to the terms hereof. The proceeds of the General Revolving Loans that are not Working Capital Revolving Loans will be used to finance the working capital requirements and general partnership purposes of the Borrower and its Subsidiaries, but will not be used to make any Restricted Payment permitted by Section 6.06(b) (except in connection with the Valero Asset Transaction). The Letters of Credit shall be used for general business purposes in the ordinary course of business or for such other purposes as may be approved by the Administrative Agent. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

         SECTION 5.09. Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10. Clean-Down. The Borrower will cause the aggregate outstanding principal balance of the Working Capital Revolving Loans, the proceeds of which were used to pay Restricted Payments, to be zero for a period of at least 15 consecutive days during each calendar year.

         SECTION 5.11. Subsidiaries. The Borrower will, substantially contemporaneously with its formation or acquisition, cause each Subsidiary (other than Non-U.S. Subsidiaries) to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all obligations of the Borrower under this Agreement by executing and delivering to the Administrative Agent, for the benefit of the Lenders, a Subsidiary Guaranty, substantially in the form of Exhibit C-2. The Borrower shall, or shall cause such Subsidiary to, further deliver any and all instruments, documents, approvals, consents or opinions of counsel reasonably requested by the Administrative Agent or the Required Lenders in connection with any such Subsidiary Guaranty.

                                   ARTICLE VI
                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created under this Agreement;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

                  (d) other Indebtedness of the Borrower and any Subsidiary; provided that, both before and after such Indebtedness is created, incurred or assumed, no Default shall exist under this Agreement, including, without limitation, a Default with respect to (i) the Consolidated Interest Coverage Ratio set forth in Section 6.11(a) and (ii) the Consolidated Debt Coverage Ratio set forth in Section 6.11(b).

         SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (c) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interest secures Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

                  (d) other Liens securing Indebtedness in an amount that does not at any time exceed 10% of Consolidated Tangible Net Worth.

         SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation or the Borrower may merge with another Person so long as (A) the surviving entity or purchaser, if other than the Borrower, assumes, pursuant to the terms of such transaction, each of the obligations of the Borrower hereunder and under any other documents entered into in connection with the Loans and (B) each such assumption is expressly evidenced by an agreement executed and delivered to the Lenders in a form reasonably satisfactory to the Administrative Agent, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Original Agreement Date and businesses reasonably related thereto.

         SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Investment in or Guarantee any obligations of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) Investments by the Borrower in the Equity Interest of its Subsidiaries, so long as each such Subsidiary has Guaranteed the Indebtedness of the Borrower under this Agreement;

                  (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, so long as each such Subsidiary has Guaranteed the Indebtedness of the Borrower under this Agreement;

                  (d) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (e) the Borrower's interest in the Skelly-Belvieu Pipeline Company, L.L.C.;

                  (f) Investments in Joint Venture Interests and the purchase or other acquisition of the assets of another Person constituting a business unit; provided, that, both before and after giving effect to any such Investment, no Default shall exist, including, without limitation, a Default with respect to (i) use of proceeds set forth in Section 5.08, (ii) the Consolidated Interest Coverage Ratio set forth in Section 6.11(a), or (iii) the Consolidated Debt Coverage Ratio set forth in
Section 6.11(b);

                  (g) Investments in Non-U.S. Subsidiaries; provided, however, that, the aggregate amount of such Investments shall not exceed $15,000,000 at any time; and

                  (h) Investments described in the definition of (and only if made in connection with) the Valero Asset Transaction.

         SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may declare and pay Restricted Payments to the Borrower and (b) as long as no Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments consisting of cash distributions in accordance with the terms of the Partnership Agreement (Borrower); provided, however, that, for the avoidance of doubt, the Lenders and the Borrower agree that the Borrower may make the Restricted Payments described in the definition of (and in connection with the) "Valero Asset Transaction" herein, provided that the making of such Restricted Payments is not prohibited by the Partnership Agreement (Borrower).

         SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) pursuant to the agreements listed on Schedule 6.07, which agreements are at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties, and (e) the Valero Asset Transaction.

         SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this

Agreement, (ii) the foregoing shall not apply to restrictions and conditions (x) existing on the Restatement Agreement Date identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition so as to cause such restriction or condition to be more restrictive than the restriction or condition in existence on the Restatement Agreement Date) or (y) arising or agreed to after the Restatement Agreement Date; provided that such restrictions or conditions are not more restrictive than the restrictions and conditions existing on the Restatement Agreement Date, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.09. Limitation on Modifications of Other Agreements. The Borrower will not, and will not permit any Subsidiary to, amend, modify or change, or consent to any amendment, modification or change to, any of the terms of, the Material Agreements, except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.10. Creation of Subsidiaries. The Borrower will not at any time create or acquire any Subsidiary unless Borrower has caused such Subsidiary to comply with the requirements of Section 5.11.

         SECTION 6.11. Financial Condition Covenants. The Borrower will not permit at any time (a) its Consolidated Interest Coverage Ratio to be less than
3.50 to 1.00 or (b) its Consolidated Debt Coverage Ratio to be in excess of 4.00 to 1.00.

                                  ARTICLE VII
                                Events of Default

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Loan Documents or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.08 or 5.10 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness; or a default shall occur in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the General Partner, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the General Partner, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the General Partner, the Borrower or any Subsidiary shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the General Partner, the Borrower or any Subsidiary or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the General Partner, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 and that are not covered by insurance shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

                  (m) the Borrower or any Subsidiary shall incur an Environmental Liability requiring payment in any Rolling Period in excess of $10,000,000;

                  (n) the MLP shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (X) those incidental to its ownership of the limited partner interests in the Borrower or of Equity Interests in other Wholly-Owned Subsidiaries and (Y) the incurrence and maintenance of Indebtedness or (ii) own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents), other than (A) the limited partner interests in the Borrower,
(B) ownership interests (not to exceed 1% in each such case) of a Subsidiary,
(C) ownership interests in other subsidiaries not Subsidiaries of the Borrower,
(D) cash received in connection with dividends made by the Borrower in accordance with Section 6.06(b) pending application to the holders of the Units and the General Partner Interest, (E) cash received in connection with the incurrence of Indebtedness and (F) cash received in connection with dividends made by other subsidiaries;

                  (o) a Change in Control shall occur; or

                  (p) the sale by Valero of a material portion of its Refinery Assets unless each purchaser thereof has (i) a debt rating of its senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement of at least BBB-/Baa3 and (ii) and has fully assumed, with respect to such purchased Refinery Assets, the rights and obligations of Valero and its Affiliates under the Transportation Agreement.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                            The Administrative Agent

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a Lender and a commercial bank with an office in New York, New York and having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  Miscellaneous

         SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at One Valero Place, San Antonio, Texas 78212, Attention of Senior Vice President and Chief Financial Officer (Telecopy No. (210) 592-2010);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, TX 77002, Attention of Maria Arreola (Telecopy No. (713) 750-2228);

                  (c) if to the Issuing Bank, to it at JPMorgan Chase Bank, Letter of Credit Group, Global Trade Services, 10420 Highland Manor Dr., Tampa, FL 33610, Attention of James Alonzo (Telecopy No. (813) 432-5161);

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (a) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby (including the MLP Guaranty), the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 5 Business Days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure and the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Any assignment of a given percentage of a Lender's General Revolving Commitment shall cover the same percentage of such Lender's Working Capital Revolving Commitment, and vice versa.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a

"Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other required parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or

(ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Original Agreement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Limitation of Liability. Neither the General Partner nor the general partner(s) of the MLP shall be liable for (a) the obligations of the Borrower under this Agreement or (b) the obligations of the MLP under the MLP Guaranty, including in each case, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of the Borrower or the MLP that requires such General Partner or general partner(s), as the case may be, to restore a capital account deficit.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the Restatement Agreement Date.

                                      VALERO LOGISTICS OPERATIONS, L.P.

                                      By: Valero GP, Inc., its General Partner

                                      By: /s/ Steven A. Blank
                                          --------------------------------------
                                          Name:  Steven A. Blank
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

                                       JPMORGAN CHASE BANK, individually and as Administrative Agent



                                       By /s/ Robert C. Mertensotto
                                          --------------------------------------
                                          Name: Robert C. Mertensotto
                                          Title:  Managing Director



                                Signature Page to
                   Amended and Restated Credit Agreement - 2

                                       ROYAL BANK OF CANADA



                                       By /s/ Linda M. Stephen
                                          --------------------------------------
                                          Name: Linda M. Stephen
                                          Title:  Senior Manager



                                Signature Page to
                   Amended and Restated Credit Agreement - 3

                                       SUNTRUST BANK



                                       By /s/ David J. Edge
                                          --------------------------------------
                                          Name:  David J. Edge
                                          Title: Director




                                Signature Page to
                   Amended and Restated Credit Agreement - 4

                                      MIZUHO CORPORATE BANK, LIMITED

                                      THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                      By /s/ Jacques Azagury
                                         ---------------------------------------
                                         Name: Jacques Azagury
                                         Title: Senior Vice President & Manager





                                Signature Page to
                   Amended and Restated Credit Agreement - 5

                                BARCLAYS BANK PLC



                                By /s/ Nicholas A. Bell
                                   ---------------------------------------------
                                   Name: Nicholas A. Bell
                                   Title : Director, Loan Transaction Management





                                Signature Page to
                   Amended and Restated Credit Agreement - 6

                                      SUMITOMO MITSUI BANKING CORPORATION


                                      By /s/ Leo E. Pagarigan
                                         -----------------------------------
                                         Name: Leo E. Pagarigan
                                         Title: Senior Vice President





                                Signature Page to
                   Amended and Restated Credit Agreement - 7

                                         AUSTRALIA AND NEW ZEALAND BANKING
                                         GROUP LIMITED


                                         By /s/ R. Scott McInnis
                                            ------------------------------------
                                            Name:  R. Scott McInnis
                                            Title: Head, Global Structured
                                                   Finance-Americas




                                Signature Page to
                   Amended and Restated Credit Agreement - 8

                                         THE BANK OF NOVA SCOTIA



                                         By /s/ N. Bell
                                            -------------
                                            Name:  N. Bell
                                            Title: Senior Manager




                                Signature Page to
                   Amended and Restated Credit Agreement - 9

                                           COMPASS BANK



                                           By /s/ Collis Sanders
                                              --------------------------------
                                              Name:  Collis Sanders
                                              Title: Senior Vice President



                                           By /s/ Ed Jones
                                              --------------------------------
                                              Name:  Ed Jones
                                              Title: Executive Vice President





                                Signature Page to
                   Amended and Restated Credit Agreement - 10

                                  SCHEDULE 2.01


                    LENDER                                 COMMITMENT
                    ------                                 ----------

JPMorgan Chase Bank                                       $20,000,000

Royal Bank of Canada                                      $20,000,000

SunTrust Bank                                             $20,000,000

Mizuho Corporate Bank, Limited.                           $20,000,000

Barclays Bank PLC                                         $20,000,000

Sumitomo Mitsui Banking Corporation                       $15,000,000

The Bank of Tokyo - Mitsubishi, Ltd.                      $15,000,000

Australia and New Zealand Banking Group Limited           $15,000,000

The Bank of Nova Scotia                                   $15,000,000

Compass Bank                                              $15,000,000



                                  Schedule 2.01

                                  SCHEDULE 3.06

                                Disclosed Matters

                                      None.




                                  Schedule 3.06

                                  SCHEDULE 6.07

                              Affiliate Agreements

                                      None.





                                  Schedule 6.07

                                  SCHEDULE 6.08

                              Existing Restrictions

The Indenture.

The First Supplemental Indenture to the Indenture, dated as of July 15, 2002.






                                  Schedule 6.08

                                    EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of December 15, 2000 as amended and restated through March 6, 2003 (as amended and in effect on the date hereof, the "Credit Agreement"), among Valero Logistics Operations, L.P., the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee/Assignor shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):



                                   Exhibit A-1

                                                                Percentage Assigned of
                                                         Facility/Commitment (set forth, to at
                                                       least 8 decimals, as a percentage of the
                                                        Facility and the aggregate Commitments
      Facility           Principal Amount Assigned            of all Lenders thereunder)
--------------------     -------------------------     ----------------------------------------

Commitment Assigned:         $                                      %

Loans:


The terms set forth above and on the reverse side hereof are hereby agreed to:

                                            [Name of Assignor]   , as Assignor


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [Name of Assignee]   , as Assignee


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                   Exhibit A-2

The undersigned hereby consent to the within assignment:

Valero Logistics Operations, L.P.,          JPMorgan Chase Bank,
                                            as Administrative Agent,

By:                                         By:
   ------------------------                     --------------------------------
     Name:                                      Name:
     Title:                                     Title:


                                            JPMorgan Chase Bank,
                                            as Issuing Bank


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




                                   Exhibit A-3

                                    EXHIBIT B

                       OPINION OF COUNSEL FOR THE BORROWER

                                                                   March 6, 2003

To the Lenders and the Administrative
   Agent Referred to Below
c/o The Chase Manhattan Bank, as
   Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

         [I/We] have acted as counsel for Valero Logistics Operations, L.P. (the "Borrower") and Valero, L.P. (the "MLP", and together with the Borrower, the "Loan Parties"), in connection with the Credit Agreement dated as of December 15, 2000 as amended and restated through March 6, 2003 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, as Administrative Agent and the other Loan Documents identified below. This opinion is being furnished to you pursuant to Section 4.01(b) of the Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In that connection, we have examined executed copies of the Credit Agreement, the MLP Guaranty, and the notes executed and delivered on the date hereof pursuant to Section 2.08(e) of the Credit Agreement (the "Loan Documents").

         In addition, [I, or individuals under my direction,/We] have examined originals or copies, certified or otherwise identified to [my/our] satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as [I/we] have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, [I am/we are] of the opinion that:

1. The Loan Documents constitute the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties under the law of the State of New York in accordance with their respective terms.

2. In a case properly argued and presented, a Texas court or a Federal court sitting in Texas and applying Texas conflict of law principles, as set out in Section 35.51 of the Texas Business and Commerce Code, would give effect to the provisions of the Credit Agreement and the MLP Guaranty selecting New York law as governing, and would apply the substantive laws of the State of New York in construing the Credit Agreement and the MLP Guaranty.

3. Under the circumstances contemplated by the Credit Agreement, the making of the Loans will not violate Section 7 of the Securities Exchange Act of 1934, as amended, or any


                                  Exhibit B - 1
         regulation issued pursuant thereto, including without limitation, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5. The Borrower is not subject to, or is exempt from, regulation as a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

6. The Borrower (a) is a limited partnership duly formed and validly existing under the laws of the State of Delaware and (b) has the limited partnership power and authority to (i) own property and conduct the business in which it is currently engaged and in which it proposes, as of the date hereof, to be engaged after the date hereof, (ii) make, deliver and perform the Loan Documents to which it is a party in accordance with the terms and provisions thereof and (iii) borrow under the Credit Agreement.

7. The MLP (a) is a limited partnership duly formed and validly existing under the laws of the State of Delaware and (b) has the limited partnership power and authority to (i) own property and conduct the business in which it is currently engaged and in which it proposes, as of the date hereof, to be engaged after the date hereof, and (ii) make, deliver and perform the MLP Guaranty in accordance with the terms and provisions thereof.

8. The execution, delivery and performance of the Credit Agreement by the Borrower, and of the MLP Guaranty by the MLP, and the borrowings by the Borrower under the Credit Agreement, have been duly authorized by all necessary actions on behalf of the Loan Parties and each other Person whose authorization is relevant to, or constitutes, authorization on behalf of either Loan Party.

9. The Loan Documents have been duly executed and delivered on behalf of the Loan Parties, as applicable.

10. No approvals or consents of any governmental authority of the State of Texas or the United States of America or other consents or approvals by any other Person which have not been obtained on or prior to the date hereof are required (a) in connection with the participation by the Loan Parties in connection with the transactions under the Loan Documents or the execution, delivery and performance by either Loan Party of the Loan Documents to which it is a party, or (b) for the validity and enforceability of the Loan Documents and the exercise by the Lenders of their rights and remedies thereunder.

11. The execution, delivery and performance by the Loan Parties of the Loan Documents will not (a) violate any provision of the Partnership Agreement (Borrower), or the Partnership Agreement (MLP), (b) result in the breach of, or constitute a default under, any indenture or loan or credit agreement or any other material agreement, lease or instrument, known to me after due inquiry, to which either of the Loan Parties is a party or by which its properties may be bound, (c) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of law, rule regulation or order of any governmental authority of the State of Texas or the United States of America or material contractual obligation binding upon either Loan Party, or (d) result in any violation by either Loan Party of any applicable law of the State of Texas or the United States of America.

12. The partnership interests in the Borrower listed on Schedule A hereto constitute all the partnership interests of record in the Borrower and are owned of record by the Persons designated on Schedule A.


                                  Exhibit B - 2

13. The Borrower is not subject to regulation under any statute or regulation of the State of Texas or the United States of America that limits its ability to incur indebtedness.

14. To my knowledge (having made due inquiry with respect thereto), no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or threatened by or against the MLP or the Borrower or against any of the properties or revenues of either
         (a) with respect to the Loan Documents or any of the transactions contemplated thereby or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.


                                  Exhibit B - 3

================================================================================


                                   EXHIBIT C-1



                                     FORM OF
                             MLP GUARANTY AGREEMENT



                                     MADE BY



                                  VALERO, L.P.



                                   IN FAVOR OF



                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT





                            DATED AS OF MARCH 6, 2003


================================================================================

                                   Exhibit C-1

                                TABLE OF CONTENTS


SECTION 1. DEFINED TERMS .....................................................1
   1.1     Definitions .......................................................1
   1.2     Other Definitional Provisions .....................................2

SECTION 2. GUARANTEE .........................................................2
   2.1     Guarantee .........................................................2
   2.2     No Subrogation ....................................................3
   2.3     Amendments, etc. with respect to the Borrower Obligations .........3
   2.4     Guarantee Absolute and Unconditional ..............................4
   2.5     Reinstatement .....................................................5
   2.6     Payments ..........................................................5

SECTION 3. REPRESENTATIONS AND WARRANTIES ....................................5
   3.1     Organization; Powers ..............................................5
   3.2     Authorization; Enforceability .....................................6
   3.3     Governmental Approvals; No Conflicts ..............................6
   3.4     Investment and Holding Company Status .............................6

SECTION 4. INTENTIONALLY OMITTED .............................................6

SECTION 5. THE ADMINISTRATIVE AGENT ..........................................6
   5.1     Authority of Administrative Agent .................................6

SECTION 6. MISCELLANEOUS .....................................................6
   6.1     Amendments in Writing .............................................6
   6.2     Notices ...........................................................6
   6.3     No Waiver by Course of Conduct; Cumulative Remedies ...............7
   6.4     Enforcement Expenses; Indemnification .............................7
   6.5     Successors and Assigns ............................................7
   6.6     Counterparts ......................................................7
   6.7     Severability ......................................................7
   6.8     Integration .......................................................8
   6.9     GOVERNING LAW .....................................................8
   6.10    Submission To Jurisdiction; Waivers ...............................8
   6.11    Acknowledgments ...................................................8
   6.12    WAIVERS OF JURY TRIAL .............................................9
   6.13    Section Headings ..................................................9


                                   Exhibit C-1

         MLP GUARANTY AGREEMENT, dated as of March 6, 2003, made by Valero, L.P., a Delaware limited partnership formerly known as Shamrock Logistics, L.P. (the "Parent Guarantor") in favor of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the benefit of the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement, dated as of December 15, 2000 as amended and restated through March 6, 2003, (the "Credit Agreement"), among Valero Logistics Operations, L.P., a Delaware limited partnership formerly known as Shamrock Logistics Operations, L.P. (the "Borrower"), the Lenders, the Administrative Agent, Royal Bank of Canada, as syndication agent and SunTrust Bank, as documentation agent.

                                   WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Parent Guarantor;

         WHEREAS, the proceeds of the extensions of credit under the Credit Agreement may be or have been used in part to enable the Borrower to make valuable transfers to the Parent Guarantor;

         WHEREAS, the Parent Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the Credit Agreement that the Parent Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to agree to make their respective extensions of credit to the Borrower under the Credit Agreement, the Parent Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The following terms shall have the following meanings:

         "Agreement": means this MLP Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Obligations": means the collective reference to all Indebtedness owing by the Borrower pursuant to the Credit Agreement, including, without limitation, the unpaid principal


                                  Exhibit C-1-1
of and interest on the Loans and LC Disbursements and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Disbursements and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of a Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, any Letter of Credit, any Hedging Agreement entered into by the Borrower with any Lender (or any Affiliate of a Lender) or the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Parent Guarantor Obligations": means the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of the Parent Guarantor which may arise under or in connection with this Agreement, in each case whether on account of guarantee obligations, reimbursement obligations, loan obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Parent Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) A reference to any Person hereunder shall be deemed to include a reference to such Person's successor's, endorsees, transferees and assigns.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) The Parent Guarantor, to the maximum extent permitted by applicable law, (i) absolutely, unconditionally and irrevocably, guarantees to the Administrative Agent for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and
(ii) indemnifies and holds harmless the Administrative Agent and each Lender from, and agrees to pay to the Administrative Agent and each Lender, all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent

                                  Exhibit C-1-2
or such Lender in enforcing any of its rights under this Agreement. The Parent Guarantor agrees that notwithstanding any stay, injunction or other prohibition preventing the payment by the Borrower of all or any portion of the Borrower Obligations and notwithstanding that all or any portion of the Borrower Obligations may be unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, to the maximum extent permitted by applicable law, such Borrower Obligations shall nevertheless be due and payable by the Parent Guarantor for the purposes of this Agreement at the time such Borrower Obligations would by payable by the Borrower under the provisions of the Credit Agreement. Notwithstanding the foregoing, any enforcement of this Agreement with respect to the rights of any Lender shall be accomplished by the Administrative Agent acting on behalf of such Lender.

         (b) The guarantee contained in this Section 2.1 is a continuing guarantee and shall remain in full force and effect until all the Borrower Obligations and the obligations of the Parent Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

         (c) No payment made by the Borrower, the Parent Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, the Parent Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Borrower or Parent Guarantor in respect of the Borrower Obligations or any payment received or collected from the Borrower or Parent Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations until, subject to Section 2.5, the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 Subrogation. The Parent Guarantor shall be subrogated to all the rights of the Administrative Agent or any Lender against the Borrower in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of this Agreement; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Borrower Obligations until all of the Borrower Obligations and the Guarantees thereof shall have been indefeasibly paid in full or discharged. A director, officer, employee or stockholder, as such, of the Parent Guarantor shall not have any liability for any obligations of the Guarantor under this Agreement or any claim based on, in respect of or by reason of such obligations or their creation.

         2.3 Amendments, etc. with respect to the Borrower Obligations. The Parent Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Parent Guarantor and without notice to or further assent by the Parent Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee


                                  Exhibit C-1-3
therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Except as required by applicable law, neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.4 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, the Parent Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Borrower or the Parent Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Parent Guarantor Obligations may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Parent Guarantor Obligations without notice to them and (iii) covenants that the Parent Guarantor Obligations will not be discharged except by complete performance thereof. The Parent Guarantor further agrees that to the fullest extent permitted by applicable law, if at any time all or any part of any payment theretofore applied by any Person to any of the Parent Guarantor Obligations is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Parent Guarantor, such Parent Guarantor Obligations shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Parent Guarantor Obligations shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

         To the fullest extent permitted by applicable law, the obligations of the Parent Guarantor under this Agreement shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Borrower or the Parent Guarantor contained in any of the Borrower Obligations or this Agreement, (ii) any impairment, modification, release or limitation of the liability of the Borrower, the Parent Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Borrower or the Parent Guarantor of any rights or remedies under any of the Borrower Obligations or this Agreement or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Borrower Obligations, including all or any part of the rights of the Borrower or the Parent Guarantor under this Agreement, (v) the extension of the time for payment by the Borrower or the Parent Guarantor of any payments or other sums or any part


                                  Exhibit C-1-4
thereof owing or payable under any of the terms and provisions of any of the Borrower Obligations or this Agreement or of the time for performance by the Borrower or the Parent Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof,
(vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Borrower or the Parent Guarantor set forth in this Agreement, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Borrower or any of the Parent Guarantor or any of their respective assets, or the disaffirmance of any of the Borrower Obligations, or this Agreement in any such proceeding,
(viii) the release or discharge of the Borrower or the Parent Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the Borrower Obligations or this Agreement, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Borrower or the Parent Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Parent Guarantor.

         2.5 Reinstatement. To the maximum extent permitted by applicable law, the guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Parent Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Parent Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.6 Payments. The Parent Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim and without deduction for any taxes and in immediately available funds and in Dollars at the Administrative Agent 's payment office at the address provided in Section 2.16 of the Credit Agreement.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Parent Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1 Organization; Powers. The Parent Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.


                                  Exhibit C-1-5

         3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement are within the Parent Guarantor's partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, limited partner action. This Agreement has been duly executed and delivered on behalf of the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         3.3 Government Approvals; No Conflicts. The execution, delivery and performance of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Parent Guarantor or any order of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Guarantor, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Guarantor.

         3.4 Investment and Holding Company Status. The Parent Guarantor is not
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                        SECTION 4. INTENTIONALLY OMITTED

                       SECTION 5. THE ADMINISTRATIVE AGENT

         5.1 Authority of Administrative Agent. The Parent Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Parent Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Parent Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 6. MISCELLANEOUS

         6.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

         6.2 Notices. All notices, requests and demands to or upon the Administrative Agent or the Parent Guarantor hereunder shall be effected in the manner provided for in Section 9.01 of


                                  Exhibit C-1-6
the Credit Agreement; provided that any such notice, request or demand to or upon the Parent Guarantor shall be addressed to the Parent Guarantor at its notice address set forth on Schedule 1.

         6.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         6.4 Enforcement Expenses; Indemnification. (a) The Parent Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in collecting against the Parent Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and which the Parent Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

         (b) The agreements in this Section 6.4 shall survive repayment of the Parent Guarantor Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         6.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Parent Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Parent Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         6.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         6.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any


                                  Exhibit C-1-7
such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.8 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Parent Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein.

         6.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

         6.10 Submission To Jurisdiction; Waivers. The Parent Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of New York, sitting in New York County and of the United States District Court for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.10 any special, exemplary, punitive or consequential damages.

         6.11 Acknowledgments. The Parent Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent Guarantor arising out of or in connection with this Agreement or the


                                  Exhibit C-1-8
relationship between the Administrative Agent and Lenders, on one hand, and the Parent Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent Guarantor and the Lenders.

         6.12 WAIVERS OF JURY TRIAL. THE PARENT GUARANTOR, AND THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         6.13 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


                                  Exhibit C-1-9

         IN WITNESS WHEREOF, the undersigned has caused this MLP Guaranty Agreement to be duly executed and delivered as of the date first above written.

                                   Valero, L.P.

                                   By:  Riverwalk Logistics, L.P.

                                        By:  Valero GP, LLC, its General Partner



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------




                                 Exhibit C-1-10

                                                                      Schedule 1


                       NOTICE ADDRESS OF PARENT GUARANTOR

         Parent Guarantor                Address
         ----------------                -------

         Valero, L.P.                         One Valero Place
                                              San Antonio, Texas  78212
                                              Attention: Senior Vice President
                                                 and Chief Financial Officer
                                              Telecopy No.: (210) 592-2010






                                 Exhibit C-1-11

================================================================================



                                   EXHIBIT C-2



                                    [FORM OF]
                          SUBSIDIARY GUARANTY AGREEMENT



                                     MADE BY



                         [SUBSIDIARIES OF THE BORROWER]



                                   IN FAVOR OF



                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT





                        DATED AS OF [__________], [200_]




================================================================================

                                   Exhibit C-2

                                TABLE OF CONTENTS


SECTION 1. DEFINED TERMS .....................................................1
   1.1      Definitions ......................................................1
   1.2      Other Definitional Provisions ....................................2

SECTION 2. GUARANTEE .........................................................3
   2.1      Guarantee ........................................................3
   2.2      Right of Contribution ............................................4
   2.3      No Subrogation ...................................................4
   2.4      Amendments, etc. with respect to the Borrower Obligations ........4
   2.5      Guarantee Absolute and Unconditional .............................5
   2.6      Reinstatement ....................................................7
   2.7      Payments .........................................................7

SECTION 3. REPRESENTATIONS AND WARRANTIES ....................................7
   3.1      Representations in Credit Agreement ..............................7

SECTION 4. COVENANTS .........................................................7

SECTION 5. THE ADMINISTRATIVE AGENT ..........................................8
   5.1      Authority of Administrative Agent ................................8

SECTION 6. MISCELLANEOUS .....................................................8
   6.1      Amendments in Writing ............................................8
   6.2      Notices ..........................................................8
   6.3      No Waiver by Course of Conduct; Cumulative Remedies ..............8
   6.4      Enforcement Expenses; Indemnification ............................8
   6.5      Successors and Assigns ...........................................9
   6.6      Counterparts .....................................................9
   6.7      Severability .....................................................9
   6.8      Integration ......................................................9
   6.9      GOVERNING LAW ....................................................9
   6.10     Submission To Jurisdiction; Waivers .............................10
   6.11     Acknowledgments .................................................10
   6.12     WAIVERS OF JURY TRIAL ...........................................10
   6.13     Section Headings ................................................11
   6.14     Additional Guarantors ...........................................11


                                   Exhibit C-2

         SUBSIDIARY GUARANTY AGREEMENT, dated as of [ __________], [200_], made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the benefit of the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement, dated as of December 15, 2000 as amended and restated through March 6, 2003, (the "Credit Agreement"), among Valero Logistics Operations, L.P., a Delaware limited partnership formerly known as Shamrock Logistics Operations, L.P. (the "Borrower"), the Lenders, the Administrative Agent, Royal Bank of Canada, as syndication agent and SunTrust Bank, as documentation agent.

                                   WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

         WHEREAS, the proceeds of the extensions of credit under the Credit Agreement may be or have been used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition subsequent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors, when and as created or acquired by the Borrower, shall execute and deliver this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to continue their respective extensions of credit to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The following terms shall have the following meanings:

         "Agreement": means this Subsidiary Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time.


                                  Exhibit C-2-1

         "Borrower Obligations": means the collective reference to all Indebtedness owing by the Borrower pursuant to the Credit Agreement, including, without limitation, the unpaid principal of and interest on the Loans and LC Disbursements and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Disbursements and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of a Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, any Letter of Credit, any Hedging Agreement entered into by the Borrower with any Lender (or any Affiliate of a Lender) or the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Guarantor Obligations": means with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement, in each case whether on account of guarantee obligations, reimbursement obligations, loan obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "Guarantors": means the collective reference to each Guarantor party to this Agreement.

         "Obligations": means in the case of each Guarantor, its Guarantor Obligations.

         "Solvent": means with respect to each Guarantor as of any date, that
(a) the value of the assets of such Guarantor (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Guarantor as of such date, (b) as of such date, such Guarantor is able to pay all of its liabilities as such liabilities mature and (c) as of such date, such Guarantor does not have unreasonably small capital given the nature of its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.


                                  Exhibit C-2-2

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) A reference to any Person hereunder shall be deemed to include a reference to such Person's successor's, endorsees, transferees and assigns.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, (i) absolutely, unconditionally and irrevocably, guarantees to the Administrative Agent for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and (ii) indemnifies and holds harmless the Administrative Agent and each Lender from, and agrees to pay to the Administrative Agent and each Lender, all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or such Lender in enforcing any of its rights under this Agreement. The guarantee in this Section 2.1 is a continuing guarantee, and shall apply to all Obligations owing at any time whenever arising or incurred and shall remain in full force and effect until the Obligations have been indefeasibly paid in full. Each Guarantor agrees that notwithstanding any stay, injunction or other prohibition preventing the payment by the Borrower of all or any portion of the Borrower Obligations and notwithstanding that all or any portion of the Borrower Obligations may be unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, such Borrower Obligations shall nevertheless be due and payable by such Guarantor for the purposes of this Agreement at the time such Borrower Obligations would by payable by the Borrower under the provisions of the Credit Agreement. Notwithstanding the foregoing, any enforcement of this Agreement with respect to the rights of any Lender may be accomplished by the Administrative Agent acting on behalf of such Lender.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         (d) The guarantee contained in this Section 2.1 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.


                                  Exhibit C-2-3

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until, subject to Section 2.6, the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are indefeasibly paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part


                                  Exhibit C-2-4
thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, (c) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Borrower Obligation, security, Person or otherwise, (d) any modification or amendment of or supplement to the Borrower Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder, (e) any release, non-perfection or invalidity of any direct or indirect security for any Borrower Obligation, (f) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the Borrower or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Person or its assets, (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Administrative Agent or the Lenders to payment of the Borrower Obligations, (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Borrower Obligations, (i) any defense arising by reason of any failure of the Borrower to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following: acceptance of this Agreement, partial payment or non-payment of all or any part of the Borrower Obligations and the existence,


                                  Exhibit C-2-5
creation, or incurring of new or additional Borrower Obligations, (j) any defense arising by reason of any failure of the Administrative Agent to proceed against the Borrower or any other Person, to proceed against, apply or exhaust any security held from the Borrower or any other Person for the Borrower Obligations, to proceed against, apply or exhaust any security held from any Guarantor or any other Person for this Agreement or to pursue any other remedy in the power of the Administrative Agent or the Lenders whatsoever, (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation, (l) any defense arising by reason of any incapacity, lack of authority, or other defense of the Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the Administrative Agent's or the Lenders' right to payment of the Borrower Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Borrower or any other Person with respect to all or any part of the Borrower Obligations, or by reason of any act or omission of the Administrative Agent or the Lenders which directly or indirectly results in the discharge or release of the Borrower or any other Person of all or any part of the Borrower Obligations or any security or guarantee therefore, whether by contract, operation of law or otherwise, (m) any defense arising by failure by the Administrative Agent or the Lenders to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the Borrower or any other Person, or by reason of any interest of the Borrower in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Borrower of any right to recourse or collateral, (n) any defense arising by reason of the failure of the Borrower to marshal any assets, (o) any defense based upon any failure of the Administrative Agent or any Lender to give to the Borrower or any Guarantor notice of any sale or other disposition of any property securing any or all of the Obligations, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Administrative Agent or any Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure of the Administrative Agent or any Lender to dispose of any such property in a commercially reasonable manner, (p) any dealing whatsoever with the Borrower or other Person or any security, whether negligently or not, or any failure to do so, (q) any defense based upon or arising out any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower or any other Person, including any discharge of, or bar against collecting, any of the Borrower Obligations, in or as a result of any such proceeding, (r) or any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender, any Guarantor or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 2.5, constitute a legal or equitable discharge, limitation or reduction of such Guarantor's obligations hereunder (other than the payment in full of all of the Borrower Obligations). The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take any action) by the Administrative Agent or any Lender is to destroy or diminish a Guarantor's subrogation rights, such Guarantor's right to proceed against the Borrower for reimbursement, such Guarantor's right to recover contribution from any other Guarantor or any other right or remedy. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder


                                  Exhibit C-2-6
against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim and without deduction for any taxes and in immediately available funds and in Dollars at the Administrative Agent 's payment office at the address provided in
Section 2.16 of the Credit Agreement.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article 3 of the Credit Agreement as they relate to such Guarantor or to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein. Each Guarantor also represents and warrants that it is Solvent.

                              SECTION 4. COVENANTS

         Each Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, in the case


                                  Exhibit C-2-7
of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                       SECTION 5. THE ADMINISTRATIVE AGENT

         5.1 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 6. MISCELLANEOUS

         6.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

         6.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         6.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         6.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise


                                  Exhibit C-2-8
enforcing or preserving any rights under this Agreement and which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.

         (c) The agreements in this Section 6.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         6.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         6.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         6.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.8 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein.

         6.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.


                                  Exhibit C-2-9

         6.10 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.10 any special, exemplary, punitive or consequential damages.

         6.11 Acknowledgments. Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or the relationship between the Administrative Agent and Lenders, on one hand, and the Guarantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

         6.12 WAIVERS OF JURY TRIAL. EACH GUARANTOR, AND THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


                                 Exhibit C-2-10

         6.13 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         6.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.


                                 Exhibit C-2-11

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the date first above written.

                                    Guarantor


                           By: [                                              ]
                                -----------------------------------------------
                           Title:


                           [Guarantor]


                           By: [                                              ]
                                -----------------------------------------------
                           Title:






                                 Exhibit C-2-12

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

                  Guarantors                                  Address



                                 Exhibit C-2-13

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Subsidiary Guaranty Agreement dated as of [__________], [200_], (the "Subsidiary Guaranty Agreement"), made by the Guarantors parties thereto for the benefit of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders the undersigned will be bound by the terms of the Subsidiary Guaranty Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                               [                                              ]
                                -----------------------------------------------

                           By: [                                              ]
                                -----------------------------------------------
                           Title:



                           Address for Notices:



                                 Exhibit C-2-14

                                                                      Annex 1 to
                                                   Subsidiary Guaranty Agreement

         ASSUMPTION AGREEMENT, dated as of [________________], [200_], by [_________________________________________], a [______________________]
corporation (the "Additional Guarantor"), in favor of JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent ") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:


         WHEREAS, Valero Logistics Operations, L.P., (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of December 15, 2000 as amended and restated through March 6, 2003, (the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its affiliates (other than the Additional Guarantor) have entered into the Subsidiary Guaranty Agreement, dated as of [_________], [200_] (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty Agreement") in favor of the Administrative Agent for the benefit of the
Lenders:

         WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Subsidiary Guaranty Agreement; and

         WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Subsidiary Guaranty Agreement;

         NOW, THEREFORE, IT IS AGREED:

1. Subsidiary Guaranty Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section
         6.14 of the Subsidiary Guaranty Agreement, hereby becomes a party to the Subsidiary Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex l-A hereto is hereby added to the information set forth in Schedule 1 to the Subsidiary Guaranty Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Subsidiary Guaranty Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                                Exhibit C-2-15

         AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.


                                 Exhibit C-2-16

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                             [ADDITIONAL GUARANTOR]


                             By:      [                                       ]
                                       ---------------------------------------
                                       Name:
                                       Title:




                                 Exhibit C-2-17

                                   EXHIBIT D-1

                  FORM OF INITIAL NOTICE OF COMMITMENT INCREASE

                                     [Date]

JPMorgan Chase Bank,
  as Administrative Agent
1111 Fannin, 8th Floor
Houston, TX  77002

Attention:  __________________

Ladies and Gentlemen:

         The undersigned, Valero Logistics Operations, L.P., refers to the Credit Agreement dated as of December 15, 2000, as amended and restated through March 6, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among Valero Logistics Operations, L.P., a Delaware limited partnership (the "Borrower"), the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Royal Bank of Canada, as Syndication Agent and SunTrust Bank and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and hereby gives you notice, pursuant to
Section 2.18 of the Credit Agreement that the undersigned hereby requests that
(x) the Lenders agree to increase their respective Commitments and/or (y) the New Lenders agree to provide Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment increase as required by Section 2.18 of the Credit Agreement:

                  (i) the effective date of such increase of aggregate amount of the Lenders' Commitments is _______________; and

                  (ii) the amount of the requested increase (and/or provision, as applicable) of the aggregate Lenders' Commitments is $________________ [$10,000,000 minimum];



                                 Exhibit D-1-1

         Delivery of an executed counterpart of this Initial Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Initial Notice of Commitment Increase.

                       Very truly yours,

                       VALERO LOGISTICS OPERATIONS, L.P.

                              By:   Valero GP, Inc., its General Partner

                                    By:
                                       ----------------------------------------
                                    Name:    Steven A. Blank
                                    Title:   Senior Vice President and Chief
                                             Financial Officer






























                                 Exhibit D-1-2

                                   EXHIBIT D-2

              FORM OF NOTICE OF CONFIRMATION OF COMMITMENT INCREASE

                                     [Date]

JPMorgan Chase Bank,
  as Administrative Agent
1111 Fannin, 8th Floor
Houston, TX  77002

Attention:  __________________

Ladies and Gentlemen:

         The undersigned, Valero Logistics Operations, L.P., refers to the Credit Agreement dated as of December 15, 2000, as amended and restated through March 6, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among Valero Logistics Operations, L.P., a Delaware limited partnership (the "Borrower"), the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Royal Bank of Canada, as Syndication Agent and SunTrust Bank and Mizuho Corporate Bank Ltd., as Co-Documentation Agents and hereby gives you notice, irrevocably, pursuant to Section 2.18 of the Credit Agreement that the undersigned hereby requests that (x) the Lenders agree to increase their respective Commitments and/or (y) the New Lenders agree to provide Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment increase as required by Section 2.18 of the Credit
Agreement:

                  (i) the effective date of such increase of aggregate amount of the Lenders' Commitments is _________________;

                  (ii) the amount of the requested increase (and/or provision, as applicable) of the aggregate Lenders' Commitments is________________ [$10,000,000 minimum];

                  (iii) the Increasing Lenders, the Partially Increasing Lenders or the New Lenders, if any, which have agreed with the Borrower to increase (and/or provide, as applicable) their respective Commitments or to provide Commitments, as the case may be, are: [INSERT NAMES OF THE INCREASING LENDERS, THE PARTIALLY INCREASING LENDERS AND/OR NEW LENDERS];

                  (iv) the Reducing Lenders, if any, which have not agreed to increase their respective Commitments are: [INSERT THE NAMES OF THE REDUCING LENDERS]; and

                  (v) set forth on Schedule I hereto is the amount of the respective Commitments of all Increasing Lenders, Partially Increasing Lenders, Reducing Lenders and New Lenders after the effective date of such increase.




                                 Exhibit D-1-3

         Delivery of an executed counterpart of this Notice of Confirmation of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Confirmation of Commitment Increase.

                         Very truly yours,

                         VALERO LOGISTICS OPERATIONS, L.P.

                                By:   Valero GP, Inc., its General Partner

                                      By:
                                         --------------------------------------
                                      Name:    Steven A. Blank
                                      Title:   Senior Vice President and Chief
                                               Financial Officer





                                 Exhibit D-1-4